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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF TRANSPRO, INC.

         The following sets forth a list of all the subsidiaries of TransPro, Inc., a Delaware corporation (the "Company"), and the State or other jurisdiction of incorporation or organization of each

                                    NAME                                       JURISDICTION OF INCORPORATION OR
                                                                                         ORGANIZATION
            Allen Heat Transfer Products, Inc.                                             Delaware
            AHTP II, Inc.                                                                  Delaware
            Crown Crew Cab, Inc.                                                           Delaware
            GO/DAN Industries (1)                                                          New York
            GO/DAN de Mexico, SA de C.V. (2)                                                Mexico
            Radiadores GDI, SA de C.V. (2)                                                  Mexico
            TransPro Indus Ltd.                                                            Mauritius
            Crown-VMS Canada, Ltd.                                                      Ontario, Canada

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(1)      GO/DAN Industries, a New York general partnership, is jointly owned by
         Allen Heat Transfer Products Inc. and AHTP II, Inc.

(2)      A wholly-owned subsidiary of GO/DAN Industries.